Exhibit 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F- (732) 395-4401

111 Broadway Suite 807 New York, NY 10006 T - (212) 332-8160 F - (212) 332-8161
April 15, 2026

Digital Brands Group, Inc. 1400 Lavaca Street Austin, Texas 78701	www. lucbro.com

Ladies and Gentlemen:

We are acting as counsel for Digital Brands Group, Inc. (the “Company”), in connection with the offering and sale by the Company of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price to the public of up to $100,000,000, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-291361), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 7, 2025 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”), a base prospectus dated November 7, 2025 and related prospectus supplement dated April 15, 2026 (the “Prospectus Supplement”), and that certain At-The-Market Issuance Sales Agreement dated April 15, 2026 (the “Sales Agreement”), between the Company and Aegis Capital Corp., as sales agent (the “Sales Agent”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, when the Shares have been issued and sold by the Company and delivered by the Company against payment therefor in accordance with the terms of the Sales Agreement, such Shares will be validly issued, fully paid and non-assessable

In rendering the foregoing opinion, we have assumed that (x) the Shares will not be issued or transferred in violation of any restriction or limitation contained in the Company’s Articles of Incorporation, as amended (the “Charter”), (y) upon the issuance of such Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter, and (z) the terms of certain sales of the Shares pursuant to the Sales Agreement will be authorized and approved by the Board of Directors of the Company or a committee thereof established by the Board of Directors of the Company with the authority to issue and sell the Shares pursuant to the Sales Agreement in accordance with the Nevada Revised Statutes (the “NRS”), the Charter, the Bylaws of the Company and the resolutions of the Board of Directors of the Company.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the NRS.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K disclosing the material terms and provision of the Sales Agreement to be filed by the Company with the Commission, and its incorporation by reference into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP